Exhibit 13.1
Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), I, Miguel Rincón, the Chairman and Chief Executive Officer of Corporación Durango, S.A. de C.V. (the “Company”), hereby certify, to my knowledge, that the Annual Report on Form 20-F for the period ended December 31, 2006 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
July 2, 2007
/s/ Miguel Rincón
Miguel Rincón
Chairman and Chief Executive Officer